                         [ARTHUR ANDERSEN LETTERHEAD]


                                                  ---------------------------
January 27, 1997                                  Arthur Andersen L.L.P.

Securities & Exchange Commission                  ---------------------------
Washington, DC 20549                              103 Carnegie Center
                                                  Princeton NJ 08540-6235
                                                  609 987 9000





Gentlemen:

We have read Item 4 included in the attached Form 8-K dated January 27, 1997 of Simione Central Holdings, Inc. (formerly InfoMed Holdings, Inc.) to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


ARTHUR ANDERSEN L.L.P.